Exhibit 10.1

BALLY TECHNOLOGIES, INC.
2010 LONG TERM INCENTIVE PLAN

The Bally Technologies, Inc. 2010 Long Term Incentive Plan (the “Plan”) is an amendment and restatement of the Bally Technologies, Inc. 2001 Long Term Incentive Plan and was established by the Board of Directors (the “Board”) of Bally Technologies, Inc. (the “Company”) on October 1, 2009, subject to approval by the Company’s stockholders at a meeting of the Company’s stockholders or by written consent in accordance with the laws of the State of Nevada, which approval must be obtained within twelve (12) months of the adoption of this Plan by the Board.  The Plan will continue in effect until terminated by the Board in accordance with the terms of the Plan.

1.             PURPOSE OF THE PLAN

The Plan is intended to encourage stock ownership by directors, employees and designated paid consultants of the Company and its subsidiaries (collectively, the “Subsidiaries” and individually, a “Subsidiary”), in order to increase their proprietary interest in the success of the Company and to encourage them to remain in the employ of the Company or a Subsidiary.

Options granted under the Plan may be either Incentive Stock Options or Nonstatutory Stock Options; the term “Option” when used hereinafter refers to either Incentive Stock Options or Nonstatutory Stock Options, or both.  Restricted Stock and Restricted Stock Units awarded under the Plan are subject to restrictions as determined in each specific case by the Board or by a duly appointed committee of the Board (the “Committee”).  Stock Appreciation Rights and Incentive Bonuses may also be granted under the Plan.  The term “Award” when used hereinafter collectively refers to Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units awarded under the Plan.

2.             ADMINISTRATION

Administration of the Plan.  The Plan is administered by the Board or, if the Board so determines, by the Committee, provided that except as otherwise provided below, in the case of Awards to directors or officers subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”), the Committee has exclusive responsibility for and authority to administer the Plan unless the Board expressly determines otherwise.  The membership of the Committee consists of not less than two members of the Board and will be constituted, if possible, to permit the Plan to comply with Rule 16b-3 promulgated under the Exchange Act or any successor rule (“Rule 16b-3”) and with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  Duly authorized actions of the Committee constitute actions of the Board for the purposes of the Plan and its administration.  The Board or the Committee, as applicable, has authority in its sole discretion:

•                                          to determine which directors, employees and consultants, to which of such directors, employees and consultants, if any, Awards shall be granted hereunder and the timing of any such Awards;

•                                          to grant Awards to directors, employees and consultants and determine the terms and conditions thereof, including the number of shares of Stock or amount of cash subject to Awards and the exercise or purchase price of such shares and the circumstances under which Awards become exercisable, vested or payable or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors;

•                                          to determine the base price of any Stock Appreciation Right, the Incentive Stock Option Price or the Nonstatutory Stock Option Price (both as defined below) of, and the number of shares of Stock (as defined below) to be covered by, Stock Appreciation Rights and Options granted under the Plan;

•                                          to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting, payment and/or ability to retain any Award;

•                                          to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by holders of Awards under this Plan;

•                                          to approve corrections in the documentation or administration of any Award;

•                                          to require or permit elections and/or consents under this Plan to be made by means of such electronic media as the Committee may prescribe;

•                                          to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to define terms not otherwise defined herein; and

•                                          to make all other determinations which the Board or Committee, as applicable, deem necessary or advisable for the administration of the Plan.

Reserved Authority of the Board.  The Committee has all the powers and duties set forth above, as well as any additional powers and duties that the Board may delegate to it; provided, however, that the Board expressly retains the right (i) to determine whether the shares of Stock reserved for issuance upon the exercise and/or payment in respect of Awards granted under the Plan shall be issued shares or unissued shares, (ii) to appoint the members of the Committee, and (iii) to terminate or amend the Plan.  The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee, and may discharge the Committee.

3.             COMMON STOCK SUBJECT TO THE PLAN

Limitation on Number of Shares.  The number of shares which may be issued pursuant to all Awards granted under the Plan is limited to an aggregate of 12,050,000 shares of the common stock, $.10 par value, of the Company (the “Stock”).  The shares reserved for issuance pursuant to the Plan may consist either of authorized but previously unissued shares of Stock, or of issued shares of Stock which have been reacquired by the Company, as determined from time to time by the Board.  If any Option or Stock Appreciation Right granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, or any other Award is forfeited for any reason, the shares of Stock allocable to the unexercised portion of the Option or Stock Appreciation Right or to the forfeited portion of the Award may again be made subject to an Option or Award under the Plan.  Notwithstanding the foregoing, Stock subject to an Award may not again be made available for issuance under the Plan if such Stock is: (i) Stock that was subject to a stock-settled Stock Appreciation Right and was not issued upon the net settlement or net exercise of such Stock Appreciation Right; (ii) Stock used to pay the exercise price of an Option; (iii) Stock delivered to or withheld to pay the withholding taxes related to an Award; or (iv) Stock repurchased on the open market with the proceeds of an Option exercise.

Adjustments of Number of Shares.  In the event of a change in the common stock of the Company that is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change are deemed to be the common stock for purposes of the Plan.

4.             ELIGIBILITY

Awards may be granted under the Plan to paid consultants, directors and employees of the Company or a Subsidiary designated by the Board or the Committee, provided that Incentive Stock Options may be awarded only to regular full-time employees of the Company or a Subsidiary (including employees who serve as officers or directors).  As used in the Plan, “paid consultant” means a natural person who is an independent contractor retained to perform continuing and substantial services for the Company or any subsidiary, and designated as a paid consultant by the Board or the Committee, except that no individual shall be designated a “paid consultant” for purposes of this Plan if such individual is engaged in promoting or maintaining a market in the securities of the Company, or in any other capacity that would result in the Form S-8 registration statement being ineffective as to any Awards made to such individual.  Any person granted an Award under the Plan (a “Grantee”) remains eligible to receive one or more additional grants thereafter, notwithstanding that Options or Stock Appreciation Rights previously granted to such person remain unexercised in whole or in part, or that the applicable restrictions on any Restricted Stock or Restricted Stock Units issued to such person have not lapsed.

5.             STOCK OPTIONS

In General.  The Plan authorizes the Board or the Committee to grant Options that qualify as incentive stock Options pursuant to Section 422 of the Code (“Incentive Stock Options”), or Options that do not so qualify (“Nonstatutory Stock Options”).  Each Option granted under the Plan is evidenced by a written and executed Option agreement which will specify whether the Option granted therein is an Incentive Stock Option or a Nonstatutory Stock Option.

Incentive Stock Options.  Each stock Option agreement covering an Incentive Stock Option granted under the Plan and any amendment thereof, other than an amendment to convert an Incentive Stock Option into a Nonstatutory Stock Option, will conform to the following provisions and may contain other terms and provisions consistent with the requirements of the Plan as the Board or the Committee deem appropriate:

Option Price.  The purchase price of each of the shares of Stock subject to an Incentive Stock Option (the “Incentive Stock Option Price”) will be a stated price which is not less than the fair market value of such share of Stock, determined in accordance with Section 11 below, or the par value of such share if greater, as of the date such Incentive Stock Option is granted; provided, however, that if an employee, at the time an Incentive Stock Option is granted to him or her, owns stock representing more than 10 percent of the total combined voting power of all classes of stock of the Company or of the parent corporation (as defined in Section 424(e) of the Code), if any, of the Company or of any of the Subsidiaries (or, under Section 424(d) of the Code, is deemed to own stock representing more than 10 percent of the total combined voting power of all such classes of stock, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor, or lineal descendent of such employee, or by or for any corporation, partnership, estate or trust of which such employee is a stockholder, partner or beneficiary), then the Incentive Stock Option Price of each share of Stock subject to such Incentive Stock Option will be at least 110 percent of the fair market value of such share of Stock, as determined in accordance with Section 11 below.

Term.  Incentive Stock Options granted under the Plan will be exercisable for the periods determined by the Board or the Committee at the time of grant of each Incentive Stock Option, but in no event is an Incentive Stock Option exercisable after the expiration of ten years from the date of grant; provided, however, that an Incentive Stock Option granted to any employee as to whom the Incentive Stock Option Price of each share of Stock subject thereto is required to be 110 percent of the fair market value of the share of Stock pursuant to the preceding paragraph will not be exercisable after the expiration of five years from the date of grant.  Each Incentive Stock Option granted under the Plan is also subject to earlier termination as provided in the Plan.

Exercise.  Generally under the Plan, Incentive Stock Options may be exercised in whole or in installments, to the extent, and at the time or times during the terms thereof, as determined by the Board or the Committee at the time of grant of each Option.

Incentive Stock Options granted under the Plan are exercisable only by delivery to the Company of written notice of exercise, which states the number of shares with respect to which such Incentive Stock Option is exercised, the date of grant of the Incentive Stock Option, the aggregate purchase price for the shares with respect to which the Incentive Stock Option is exercised and the effective date of such exercise, which date may not be earlier than the date the notice is received by the Company nor later than the date upon which the Incentive Stock Option expires.  The written notice of exercise must be sent together with the full Incentive Stock Option Price of the shares purchased, which may be paid in cash or in shares of any class of issued and outstanding stock of the Company held by the Option holder, whether preferred or common, or partly in cash and partly in such shares of stock.  If any portion of the Incentive Stock Option Price is paid in shares of stock of the Company, the shares will be valued at their fair market value, as determined in accordance with Section 11 below, as of the effective date of exercise of the Incentive Stock Option.  The delivery of shares of stock upon exercise of an Incentive Stock Option shall be subject to such restrictions as the Board or the Committee may determine to be appropriate, including, without limitation, a requirement that such shares be held by an agent designated by the Company until sold or otherwise disposed of by the Option holder, to assure that the Company is advised of any disposition of such shares by the Option holder within two years of the date of grant of the Incentive Stock Option or within one year after the date of exercise of the Incentive Stock Option.

In general, an Incentive Stock Option granted under the Plan remains outstanding and is exercisable only so long as the person to whom the Incentive Stock Option was granted remains an officer or employee of the Company, the parent corporation, if any, of the Company, or any of the Subsidiaries.  All Incentive Stock Options granted under the Plan are nontransferable, except by will or the laws of descent and distribution, and are exercisable during the lifetime of the person to whom granted only by such person (or his duly appointed, qualified, and acting personal representative).

No Incentive Stock Option may be exercised as to fewer than 100 shares of Stock at any one time without the consent of the Board or the Committee, unless the number of shares to be purchased upon the exercise is the total number of shares at the time available for purchase under the Incentive Stock Option.

The Board or the Committee may also permit Grantees (either on a selective or group basis) pay the Incentive Stock Option Price through withholding of shares of Stock otherwise issuable upon exercise of the Option and/or to simultaneously exercise Options and sell the shares of the Stock thereby acquired pursuant to a “cashless exercise” arrangement or program selected by and approved of in all respects in advance by the Board or the Committee.  Payment instruments shall be received by the Company subject to collection.  The proceeds received by the Company upon exercise of any Option may be used by the Company for general corporate purposes.  Any portion of an Option that is exercised may not be exercised again.

Nonstatutory Stock Options.  Each stock Option agreement covering a Nonstatutory Stock Option granted under the Plan and any amendment thereof will conform to the following provisions and may contain other terms and provisions consistent with the requirements of the Plan as the Board or the Committee deem appropriate:

Option Price.  The purchase price of each of the shares of Stock subject to a Nonstatutory Stock Option (the “Nonstatutory Stock Option Price”) will be a fixed price determined by the Board or the Committee at the time of grant, which will not be less than the greater of the par value of such share, or 100 percent of the fair market value of such share, determined in accordance with Section 11 below, on the date of the grant of the Nonstatutory Stock Option.

Term.  Nonstatutory Stock Options granted under the Plan will be exercisable for the periods determined by the Board or the Committee at the time of grant of each Nonstatutory Stock Option, but in no event is a Nonstatutory Stock Option exercisable after the expiration of ten years from the time of grant. Each Nonstatutory Stock Option granted under the Plan will also be subject to earlier termination as provided in the Plan.

Exercise.  Generally, under the Plan, Nonstatutory Stock Options may be exercised in whole or in installments to the extent, and at the time or times during the terms thereof, as determined by the Board or the Committee at the time of grant of each Option.

Nonstatutory Stock Options granted under the Plan are exercisable only by delivery to the Company of written notice of exercise, which states the number of shares with respect to which such Nonstatutory Stock Option is exercised, the date of grant of the Nonstatutory Stock Option, the aggregate purchase price for the shares with respect to which the Nonstatutory Stock Option is exercised and the effective date of such exercise, which date may not be earlier than the date the notice is received by the Company nor later than the date upon which the Nonstatutory Stock Option expires.  The written notice of exercise must be sent together with the full Nonstatutory Stock Option Price of the shares purchased, which may be paid in cash or in shares of any class of issued and outstanding stock of the Company held by the Option holder, whether preferred or common, or partly in cash and partly in such shares of stock.  If any portion of the Nonstatutory Stock Option Price is paid in shares of stock of the Company, the shares will be valued at their fair market value, as determined in accordance with Section 11 below, as of the effective date of exercise of the Nonstatutory Stock Option.

In general, a Nonstatutory Stock Option granted under the Plan remains outstanding and is exercisable only so long as the person to whom the Nonstatutory Stock Option was granted remains either a director, employee or paid consultant of the Company, the parent corporation, if any, of the Company, or any of the Subsidiaries.  A person is deemed to be a paid consultant only so long as he or she continues to perform and be compensated for substantial services for the Company, the parent corporation, if any, of the Company, or a Subsidiary, as to which the determination of the Board or the Committee, as applicable, will be binding and conclusive.  Unless the Board or Committee determines otherwise, all Nonstatutory Stock Options granted under the Plan will be nontransferable, except by will or the laws of descent and distribution.

No Nonstatutory Stock Option may be exercised as to fewer than 100 shares at any one time without the consent of the Board or the Committee, unless the number of shares to be purchased upon the exercise is the total number of shares at the time available for purchase under the Nonstatutory Stock Option.

The Board or the Committee may also permit Grantees (either on a selective or group basis) to pay the Nonstatutory Stock Option Price through withholding of shares of Stock otherwise issuable upon exercise of the Option and/or to simultaneously exercise Options and sell the shares of the Stock thereby acquired pursuant to a “cashless exercise” arrangement or program selected by and approved of in all respects in advance by the Board or the Committee.  Payment instruments shall be received by the Company subject to collection.  The proceeds received by the Company upon exercise of any Option may be used by the Company for general corporate purposes.  Any portion of an Option that is exercised may not be exercised again.

6.             RESTRICTIONS APPLICABLE TO RESTRICTED STOCK

The Board or the Committee may place any restrictions it deems appropriate on any shares of Stock awarded under this Section 6 (“Restricted Stock”) to an employee, director or paid consultant; provided, however, that shares of Restricted Stock awarded under this Section 6 are subject to certain restrictions including the following:

Vesting.  In general, other than with respect to Awards to directors who are not also employees of the Company, the grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock that is based on performance criteria and level of achievement versus such criteria will be subject to a performance period of not less than twelve months, and the grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock that is based solely upon continued employment or service and/or the passage of time may not vest or be settled in full prior to three years following its date of grant, but may be subject to pro-rata vesting over such period, except that the Committee may provide for the satisfaction and/or lapse of all conditions under any such Award as set forth in Sections 12 and 13 below, and the Committee may provide that any such restriction or limitation will not apply in the case of an Award that is issued in payment or settlement of compensation that has been earned by the Grantee.  Any shares of Restricted Stock remaining subject to forfeiture in accordance with the related vesting schedule are hereinafter referred to as “Unvested Shares.”  Notwithstanding anything in this Plan to the contrary, the performance criteria for any Restricted Stock that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified when the Award is granted.

Delivery to Escrow.  Unless the Board or the Committee determines otherwise, upon issuance of a certificate evidencing such shares the recipient will be required to deliver the certificate, endorsed in blank or with a duly executed stock power attached, to the Secretary of the Company, or such other person or entity as the Board or the Committee may designate, to be held until any vesting restrictions applicable thereto have lapsed or any Unvested Shares have been forfeited.

Legend.  Unless the Board or the Committee determines otherwise, each certificate evidencing Unvested Shares issued under the Plan will bear a legend to the effect that such shares are subject to potential forfeiture and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of an agreement between the issuer and the registered owner.

7.             RESTRICTED STOCK UNITS

The Committee may at any time and from time to time grant Restricted Stock Units under the Plan in such amounts as it determines.  Each Restricted Stock Unit shall entitle the Grantee to receive from the Company at the end of the vesting period applicable to such unit one share of Stock, unless the Grantee elects in a timely fashion prior to the end of the vesting period to defer the receipt of the shares of Stock subject to the Award of Restricted Stock Units.  Each grant of Restricted Stock Units shall be evidenced by an Award Agreement which shall specify the applicable restrictions on such units including the following:

Vesting.  In general, other than with respect to Awards to directors who are not also employees of the Company, the grant, issuance, retention, vesting and/or settlement of shares of Stock underlying an Award of Restricted Stock Units that is based on performance criteria and level of achievement versus such criteria will be subject to a performance period of not less than twelve months, and the grant, issuance, retention, vesting and/or settlement of shares of Stock underlying an Award of Restricted Stock Units that is based solely upon continued employment or service and/or the passage of time may not vest or be settled in full prior to three years following its date of grant, but may be subject to pro-rata vesting over such period, except that the Committee may provide for the satisfaction and/or lapse of all conditions under any such Award as set forth in Sections 12 and 13 below, and the Committee may provide that any such restriction or limitation will not apply in the case of an Award that is issued in payment or settlement of compensation that has been earned by the Grantee.  Any Restricted Stock Units that have not yet vested in accordance with the related vesting schedule are hereinafter referred to as “Unvested Units.”  Notwithstanding anything in this Plan to the contrary, the performance criteria for any Restricted Stock Units that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified when the Award is granted.

8.             STOCK APPRECIATION RIGHTS

The grant of Stock Appreciation Rights under the Plan is subject to the following terms and conditions and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Board or the Committee sets forth in the relevant Award agreement:

Stock Appreciation Rights.  A Stock Appreciation Right is an Award granted with respect to a specified number of shares of Stock entitling the Grantee to receive an amount equal to the excess of (a) the fair market value of a share of Stock on the date of exercise over (b) the fair market value of a share of Stock on the date of grant of the Stock Appreciation Right (the “Base Price”) multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right has been exercised.  Fair market value is determined in accordance with Section 11 below.

Grant.  A Stock Appreciation Right may be granted in addition to any other Award under the Plan or in tandem with or independent of any Nonstatutory Stock Option or Incentive Stock Option.

Date of Exercisability.  Unless otherwise provided in the Grantee’s Award agreement in respect of any Stock Appreciation Right, a Stock Appreciation Right may be exercised by the Grantee, in accordance with and subject to all of the procedures established by the Board or the Committee, in whole or in part at any time and from time to time during its specified term.  Notwithstanding the preceding sentence, in no event is a Stock Appreciation Right exercisable prior to the exercisability of any Non-Qualified Stock Option or Incentive Stock Option with which it is granted in tandem.  The Board or the Committee may also provide, as set forth in the relevant Award agreement, that some Stock Appreciation Rights will be automatically exercised on one or more dates specified by the Board or the Committee.

Form of Payment.  Upon exercise of a Stock Appreciation Right, payment may be made in cash, in Restricted Stock or in shares of unrestricted Stock, or in any combination thereof, as the Board or the Committee, in its sole discretion, determines and provides in the relevant Award agreement.

Tandem Grant.  The right of the Grantee to exercise a tandem Stock Appreciation Right terminates to the extent the Grantee exercises the Non-Qualified Stock Option or the Incentive Stock Option to which the Stock Appreciation Right is related.

9.             INCENTIVE BONUSES

The grant of Incentive Bonuses under the Plan is subject to the following terms and conditions and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Board or the Committee sets forth in the relevant Award documentation:

Incentive Bonuses.  Each Incentive Bonus Award will confer upon the Grantee the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period specified by the Committee.

Performance Criteria.  The Committee shall establish the performance criteria and level of achievement versus these criteria that shall determine the target, threshold and maximum amount payable under an Incentive Bonus, which criteria may be based on financial performance and/or personal performance evaluations.  The Committee may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.  Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Incentive Bonus is granted.  The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.

Timing and Form of Payment.  The Committee shall determine the timing of payment of any Incentive Bonus.  Payment of the amount due under an Incentive Bonus may be made in cash, in Restricted Stock or in shares of unrestricted Stock, or in any combination thereof, as the Board or the Committee, in its sole discretion, determines.

Discretionary Adjustments.  Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus on account of either financial performance or personal performance evaluations may, to the extent specified in the Award documentation, be reduced, but not increased, by the Committee on the basis of such further considerations as the Committee shall determine.

10.          RIGHTS OF GRANTEES

Options; Stock Appreciation Rights.  No holder of an Option or Stock Appreciation Right will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to such Option or Stock Appreciation Right unless and until his or her Option or Stock Appreciation Right has been exercised pursuant to the terms thereof, the Company has issued and delivered to the holder of the Option or Stock Appreciation Right the shares of Stock as to which the holder has exercised his or her Option or Stock Appreciation Right, and the holder’s name has been entered as a stockholder of record on the books of the Company.  Thereupon, such person shall have full voting and other ownership rights with respect to such shares of Stock.

Restricted Stock.  Each recipient of a Restricted Stock Award is deemed to be the registered owner of any Unvested Shares subject to such award, notwithstanding that such shares may be subject to restrictions and possible forfeiture under the terms of the agreement pursuant to which they were received.  Unless and until all or a portion of the Unvested Shares are forfeited in accordance with the terms of such agreement, the recipient thereof will have full voting rights with respect to such shares as well as the right to receive any and all distributions thereon.

Restricted Stock Units.  No holder of a Restricted Stock Unit will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to such Restricted Stock Unit unless and until the Company has issued and delivered to the holder of the Restricted Stock Unit the shares of Stock as to which the Award of Restricted Stock Units has vested, and the holder’s name has been entered as a stockholder of record on the books of the Company.  Thereupon, such person shall have full voting and other ownership rights with respect to such shares of Stock.

11.          DETERMINATION OF FAIR MARKET VALUE

For the purposes of the Plan, “fair market value” means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee.  Unless otherwise determined by the Committee, the fair market value of Stock as of any given date shall be the closing sale price per share of Stock reported on a consolidated basis for securities listed on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on the principal stock exchange or market that day, then on the last previous day on which a sale on the principal stock exchange or market was reported. Notwithstanding anything herein to the contrary, the Board or the Committee may determine the fair market value of a share of Stock on the basis of such factors as it deems appropriate, consistent with Section 409A of the Code, if it determines in good faith that the approach specified above does not properly reflect the fair market value of such Stock.

12.          RETIREMENT, TERMINATION OF EMPLOYMENT OR DEATH OF HOLDERS OF AWARDS

Retirement or Disability.  If a Grantee retires from employment with the Company or any of its Subsidiaries as a result of normal retirement (that is, termination of employment by the Grantee after he or she attains age sixty-five (65)), or terminates employment or service with the Company after becoming “permanently disabled” (as defined in the Bally Technologies, Inc. 401(k) Plan as in effect on the date of adoption of the Plan by the Board), any restrictions then applicable to his or her Award will lapse and it will thereafter be exercisable (in the case of Options and Stock Appreciation Rights) or vested and transferable (in the case of Restricted Stock and Restricted Stock Units) in whole or in part, by the person to whom granted (or his or her duly appointed, qualified, and acting personal representative) in the manner set forth in Sections 5, 6, 7 and 8 above, at any time within the remaining term of the Award, unless otherwise determined by the Board or the Committee at the time of grant.

Other Termination of Service or Employment.  Except as determined by the Board or the Committee at the time of grant, or as otherwise provided herein or in a Grantee’s employment agreement, (a) if a person to whom Restricted Stock has been awarded under the Plan ceases to be either a director, employee or paid consultant of the Company or a Subsidiary, any Unvested Shares of Restricted Stock held by the person are forfeited as of the last date he or she was either a director, employee or paid consultant of the Company or a Subsidiary, (b) if a person to whom Restricted Stock Units and/or an Incentive Bonuses have been awarded under the Plan ceases to be either a director, employee or paid consultant of the Company or a Subsidiary, the unvested portion, if any, of such Awards held by the person are forfeited as of the last date he or she was either a director, employee or paid consultant of the Company or a Subsidiary, and (c) if a person to whom an Option or Stock Appreciation Right has been granted under the Plan ceases to be either a director, employee or paid consultant of the Company or a Subsidiary, such Option or Stock Appreciation Right will continue to be exercisable or transferable to the same extent that it was exercisable on the last day on which he or she was either a director, employee or paid consultant for a period of 60 days thereafter, whereupon such Option or Stock Appreciation Right will terminate and not be exercisable thereafter; provided, however, that in the event of termination of employment, termination of service as a paid consultant, or removal from office as a director for Cause (as defined below), any such Option or Stock Appreciation Right will terminate ten days after such termination of employment, service or removal from office rather than 60 days thereafter.  Notwithstanding the immediately preceding sentence, the term during which an Option or Stock Appreciation Right may be exercised shall not in any event extend beyond the remaining term of such Award as specified in connection with the grant thereof.  No Award made under the Plan will be affected by any change of duties or position of the person to whom the Award was made or by any temporary leave of absence granted to the person by the Company or any of its Subsidiaries.  For purposes of the Plan, “Cause” means (i) the Grantee being convicted of a felony, (ii) the Grantee willfully committing an act of embezzlement or malfeasance which is intended to materially enrich himself or herself at the expense of the Company or any of its Subsidiaries or is otherwise intended to materially harm the Company, or (iii) the Grantee being rejected for an applicable license or approval by a gaming regulatory authority having jurisdiction over the Company as a result of an explicit finding of lack of suitability solely as a result of the Grantee’s commission of a crime or an act of embezzlement or malfeasance.

Death.  Unless otherwise determined by the Board or the Committee at the time of grant, (a) if a person to whom an Option or Stock Appreciation Right has been granted under the Plan dies prior to the expiration of the term of the Option or Stock Appreciation Right, the Option or Stock Appreciation Right is exercisable by the estate of the Grantee, or by a person who acquired the right to exercise such Option or Stock Appreciation Right by bequest or inheritance from the Grantee, at any time within two years after the death of the person and prior to the date upon which such Option or Stock Appreciation Right expires as specified in connection with the grant thereof, to the extent and in the manner exercisable by the Grantee at the date of his or her death; (b) if a person to whom Restricted Stock has been awarded under the Plan dies prior to the lapse of all restrictions applicable to such Restricted Stock, any Unvested Shares held by such person on the date of his or her death will be forfeited; and (c) if a person to whom Restricted Stock Units and/or Incentive Bonuses have been awarded under the Plan dies, the unvested portion, if any, of such Awards held by the person on the date of his or her death will be forfeited.

Termination with Board Approval.  If a Grantee ceases to be either a director, employee or paid consultant of the Company or a Subsidiary for any reason other than removal for Cause, and the Board or the Committee expressly determines that such termination of service or employment is in the best interests of the Company, then an Option or Stock Appreciation Right awarded to the Grantee under the Plan will be exercisable by the Grantee or by the estate of the Grantee, by a person who acquired the right to exercise such Option or Stock Appreciation Right by bequest or inheritance from the Grantee or otherwise, for an additional period following termination of service or employment as determined by the Board or the Committee but in no event later than the date upon which such Option or Stock Appreciation Right would have expired absent such termination of service or employment.  Any such extended Option or Stock Appreciation Right will be exercisable only to the extent and in the manner exercisable by the Grantee at the time of such termination of service or employment.

Incentive Stock Options.  Notwithstanding anything herein to the contrary or the provisions of any employment agreement, no Incentive Stock Option shall be exercisable after the date that is (a) in the case of the Grantee’s termination of employment for any reason other than death or disability, three months following such termination of employment, or (b) in the case of the Grantee’s termination of employment due to death or Total and Permanent Disability (as defined in Code section 22(e)(3)), twelve months following such termination of employment.

13.          ADJUSTMENTS

Changes in Capitalization.  In the event of any change in the number of shares of the outstanding Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, or similar event, the Board or the Committee will adjust proportionally (a) the number and kind of shares subject to the Plan, (b) the number and kind of shares then subject to unexercised Options and Stock Appreciation Rights and outstanding Awards of Restricted Stock and Restricted Stock Units and (c) the per share Incentive Stock Option Price, Nonstatutory Stock Option Price or Base Price (as the case may be) of unexercised Options and Stock Appreciation Rights.  Any such adjustment will be made without a change in the aggregate purchase price or aggregate Base Price of the shares of the Stock subject to the unexercised portion of any Option or Stock Appreciation Right.

Merger Event.  In the event of any merger, spin-off, split-off or other similar consolidation, reorganization or change affecting any class of stock of the Company (a “Merger Event”) subject to Awards made under the Plan, or any distribution (other than normal cash dividends) to holders of the stock, fair and equitable adjustment will be made in good faith by the Board or the Committee, including (without limitation) adjustments to avoid fractional shares, in respect of (a) all unexercised Options or Stock Appreciation Rights and (b) all then outstanding Awards of Restricted Stock, Restricted Stock Units or Incentive Bonuses to give proper effect to such event and preserve the value, rights and benefits of such Awards; provided, however, that the Board or the Committee may, in the case of any Merger Event pursuant to which the Company is not the surviving corporation and pursuant to which the former holders of the Stock do not hold, directly or indirectly, more than a majority of the voting securities of the resulting entity immediately after the Merger Event or in connection with any acquisition by any person of more than 50 percent of the outstanding shares of the Stock, provide that each Option or Stock Appreciation Right holder will receive a cash payment (in exchange for and in cancellation of such Option or Stock Appreciation Right) equal to the difference (if greater than zero) between the value of the per share consideration received by the holders of the Stock in the Merger Event or the acquisition and the purchase price or Base Price of such Option or Stock Appreciation Right, multiplied by the number of shares of the Stock underlying such Option or Stock Appreciation Right (and if the difference is equal to or less than zero, the Committee may provide that each such holder will receive no payment, nor any other compensation, in exchange for and in cancellation of any such Option or Stock Appreciation Right).  In addition, in the event that (i) there occurs any Merger Event pursuant to which all of the outstanding Stock held by the stockholders of the Company is exchanged for any lawful consideration and (ii) within twelve months following the date of such Merger Event, a Grantee’s employment or service with the Company is terminated either by the Company without Cause or by the Grantee for Good Reason (as defined below), then, effective immediately prior to such termination of employment or service, all unvested and unexercisable Options or Stock Appreciation Rights held by the Grantee on the date on which his or her employment or service terminated will become 100 percent vested and exercisable, and all restrictions then applicable to Awards of Restricted Stock and Restricted Stock Units held by the Grantee on the date on which his or her employment or service terminated will lapse and such Awards will thereafter be fully vested and transferable.  For purposes of the Plan, “Good Reason” means, unless otherwise provided in a Grantee’s employment agreement, (x) a material reduction in the Grantee’s base salary or (y) a material reduction in the Grantee’s duties or responsibilities.

14.          MAXIMUM AWARDS

The following maximum annual and other amounts are subject to adjustment under Section 13 above and are subject to the Plan maximum under Section 3 above.  Each individual Grantee may not receive in any fiscal year Awards of Options, Stock Appreciation Rights, Restricted Stock and/or Restricted Stock Units exceeding 1,500,000 underlying shares of Stock.  The maximum amount payable pursuant to that portion of an Incentive Bonus granted in any fiscal year to any Grantee under this Plan that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall not exceed ten million dollars ($10,000,000).  No more than 1,400,000 shares of Stock may be granted as Awards of Restricted Stock or Restricted Stock Units.  Notwithstanding the foregoing, to the extent that the aggregate fair market value of stock (determined at the time of grant of the

Option) for which Incentive Stock Options first become exercisable by a Grantee during a calendar year (under all Option plans of the Company) exceeds $100,000, such Options shall be treated as Options that are not Incentive Stock Options.

15.          QUALIFYING PERFORMANCE CRITERIA

General.  The Committee may establish performance criteria and level of achievement versus such criteria that shall determine the number of shares of Stock to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations.  In addition, the Committee may specify that an Award or a portion of an Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for such Award or portion of an Award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Award is granted.  The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.

Qualifying Performance Criteria.  For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: (a) revenues; (b) earnings per share (basic or diluted), earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentives, service fees or extraordinary or special items; (c) net income or net income per common share (basic or diluted); (d) return on assets, return on net assets, return on investment, return on capital, or return on equity; (e) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (f) economic value created or added; (g) operating margin or profit margin; (h) stock price, dividends or total stockholder return; and (i) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or value added, market share, product development or introduction, geographic business expansion goals, cost targets, debt reduction, customer satisfaction, employee satisfaction, information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.  To the extent consistent with Section 162(m) of the Code, the Committee (i) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with accounting principles generally accepted in the United States of America, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (ii) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (1) asset write-downs, (2) litigation, claims, judgments or settlements, (3) the effect of changes in tax law or other such laws or provisions affecting reported results, (4) accruals for reorganization and restructuring programs and (5) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company.

16.          MANNER OF GRANT

Nothing contained in the Plan or in any resolution adopted by the Board or any committee thereof or by the stockholders of the Company with respect to the Plan, except as provided in the Plan, will constitute the granting of an Award under the Plan.  The granting of an Award under the Plan is deemed to occur only upon the date on which the Board or the Committee approves the grant of the Award.  Each Award granted under the Plan shall be evidenced by a written agreement, in the form determined by the Board or the Committee, signed by a representative of the Board or the Committee and the recipient thereof.

17.          COMPLIANCE WITH LAWS AND REGULATIONS

The obligation of the Company to sell and deliver any shares of Stock under the Plan is subject to all applicable laws, rules and regulations, and the obtaining of all approvals by governmental agencies deemed necessary or appropriate by the Board or the Committee.  In general, the Board or the Committee may make such changes in the Plan and include such terms in any Award agreement as may be necessary or appropriate, in the opinion of counsel to the Company, to comply with the rules and regulations of any governmental authority, or to obtain for employees granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and the regulations thereunder.

18.          TAX WITHHOLDING

The Company or Subsidiary for which services are performed by a director, employee or paid consultant granted an Award under the Plan has the right to deduct or otherwise effect a withholding of any tax (including, without limitation, any FICA (employment) tax required to be withheld under Chapter 21 of the Code, any income tax required to be withheld under Chapter 24 of the Code, and any similar tax imposed under state, local, or foreign law) required by federal, state, local or foreign laws to be withheld or otherwise deducted and paid with respect to the grant, vesting or exercise of any Award; or, in lieu of such withholding, to require that the Grantee or person holding such Award pay to the Company or such Subsidiary in cash (or, at the sole discretion of the Board or the Committee, in the form of shares of Stock) the amount of any taxes required to be withheld or otherwise deducted and paid by the Company or its Subsidiary in connection with the grant, vesting or exercise of any Award.  The Company may condition any delivery of stock certificates or other evidence of ownership of shares of Stock on payment of the tax amounts referred to in this Section 18.

19.          CERTAIN LIMITATIONS ON AWARDS TO ENSURE COMPLIANCE WITH CODE SECTION 409A.

For purposes of this Plan, references to an award term or event (including any authority or right of the Company or a Participant) being consistent with Code Section 409A shall mean that the term or event will not cause the Participant to be liable for payment of interest or a tax penalty under Code Section 409A. Other provisions of the Plan notwithstanding, the terms of any award including any authority of the Company and rights of the Participant with respect to the award, shall be limited to those terms permitted under Code Section 409A, and any terms not permitted under Code Section 409A shall be automatically modified and limited to the extent necessary to conform with Code Section 409A. For this purpose, other provisions of the Plan notwithstanding, the Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Code Section 409A, and any distribution subject to Code Section 409A(a)(2)(A)(i) (separation from service) to a “key employee” as defined under Code Section 409A(a)(2)(B)(i), shall not occur earlier than the earliest time permitted under Code Section 409A(a)(2)(B)(i). Notwithstanding any other provisions of the Plan, the Company does not guarantee to any Participant or any other person that any Award intended to be exempt from Section 409A of the Code shall be so exempt, nor that any Award intended to comply with Section 409A of the Code shall so comply, nor will the Company indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure.

20.          NO REPRICING WITHOUT STOCKHOLDER APPROVAL

Other than in connection with a change in the Company’s capitalization (as described in Section 13 above) the Option Price or Base Price of an Option or Stock Appreciation Right may not be reduced without stockholder approval (including canceling previously awarded Options in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Award).

21.          NONEXCLUSIVITY OF THE PLAN

Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval has any impact on existing qualified or nonqualified retirement, bonus or Option plans of the Company or creates any limitations on the power of the Board to adopt any other incentive arrangements that it may deem desirable, including, without limitation, the granting of stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Incentive Bonuses otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

22.          AMENDMENT

The Board at any time, and from time to time, may amend the Plan, subject to any required regulatory approval and subject to the limitation that, except as provided above in Section 13, no amendment is effective unless approved within 12 months after the date of the adoption of such amendment by the affirmative vote of the holders of a majority of the shares of the Company’s Voting Stock present in person or represented by proxy at a duly held meeting at which a quorum is present (or by such greater vote as may be required by applicable law, regulation or provision of the certificate of incorporation or bylaws of the Company) if the amendment would, but for such approval, prevent the issuance of Incentive Stock Options under the Plan or cause the Plan to no longer comply with the requirements of Section 162(m) of the Code.

Except as provided in Section 13 above, rights and obligations under any Awards granted before amendment of the Plan may not be altered or impaired by amendment of the Plan in any manner having a significant adverse effect on a Grantee, except with the consent of the Grantee thereof.

23.          TERMINATION OR SUSPENSION

The Board at any time may suspend or terminate the Plan.  The Plan, unless sooner terminated, will terminate on the 10th anniversary of its adoption by the Board or its approval by the stockholders of the Company, whichever is earlier, but such termination will not affect any Award theretofore granted.  No Award may be granted under the Plan while the Plan is suspended or after it is terminated.  In general, no rights or obligations under any Award granted while the Plan is in effect will be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Award was granted.  Any Award granted under the Plan may be terminated by agreement between the holder thereof and the Company and, in lieu of the terminated Award, a new Award may be granted.

24.          MISCELLANEOUS

Nothing contained in the Plan (or in any written Award agreement) obligates the Company or any Subsidiary to continue for any period to elect any individual as a director or to employ an employee or consultant to whom an Award has been granted, or interfere with the right of the Company or any Subsidiary to vary the terms of the person’s service or employment or reduce the person’s compensation.

25.          EXCULPATION AND INDEMNIFICATION

To the fullest extent permitted by applicable law and regulation, the Company will indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs, and expenses incurred by them as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities, and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct, or criminal acts of such persons.

26.          GOVERNING LAW

The Plan and all actions taken thereunder are governed by and construed in accordance with the laws of the State of Nevada, without reference to the principles of conflict of laws thereof.

27.          UNFUNDED PLAN

The Plan is unfunded and the Company is not required to segregate any assets in connection with any Awards under the Plan.  Any liability of the Company to any person with respect to any Award under the Plan or any Award agreement is based solely upon the contractual obligations that may be created as a result of the Plan or any such Award or agreement.  No such obligation of the Company will be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary.  Nothing contained in the Plan or any Award agreement will be construed as creating in respect of any Grantee (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Grantee, any beneficiary thereof or any other person.